CHRISTOPHER A. MARTIN
COUNSEL
PHONE:  (314) 444-0499
Fax:    (314) 444-0510


                              February 27, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                              RE:   PARAGON LIFE INSURANCE COMPANY
                                    SEPARATE ACCOUNT A
                                    (SEC FILE #33-27242)



Dear Sir or Madam:

As Counsel for Paragon Life Insurance Company Separate Account A (SEC File #33-27242) ("Registrant"), it is my opinion that the units sold by Registrant were legally issued, fully paid, and nonassessable. I hereby consent to the use of this opinion in Registrant's Form 24f-2 Annual Notice of Securities Sold Pursuant to Rule 24f-2 filing.

                                    Sincerely,

                                    /s/ Christopher A. Martin

                                    Christopher A. Martin










CAM:amg/GALIC-16.let